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                                                                   Exhibit 10.65

                         AGREEMENT AND GENERAL RELEASE

          (NOTE: YOU ARE ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO
                           EXECUTING THIS AGREEMENT)

     This Separation Agreement and General Release ("Agreement"), is entered into by and between Pliant Corporation (the term "the COMPANY" shall be used in this Agreement to refer in both Pliant Corporation and its predecessor Huntsman Packaging Corporation) and Elise H. Scroggs ("EMPLOYEE"). COMPANY has adopted a severance plan, the Pliant Corporation Severance Plan for Non-Union Employees (the "Severance Plan"), to offer severance benefits to eligible employees who experience a loss of employment with respect to certain Workforce Reductions. COMPANY has identified EMPLOYEE has being eligible for receipt of severance benefits under the Severance Plan, subject to the satisfaction of the terms and conditions identified in this Agreement and in the Severance Plan. For additional information about such severance benefits and the Severance Plan, please see the enclosed Pliant Corporation Severance Pay Plan for Non-Union Employees, Summary Plan Description.

     1. SEPARATION. The employment relationship between the COMPANY and EMPLOYEE is terminated as of August 29, 2003 ("Separation Date"). As of that date, EMPLOYEE has no authority to make, has not made, and will not make any representations, offers, promises, commitments, obligations, agreements, adjustments, or contracts on behalf of the COMPANY, its related companies or affiliates.

     2. SEPARATION PAYMENT. Provided EMPLOYEE has executed, delivered and not later rescinded this Agreement within the time periods specified in Paragraphs 17 and 18 and satisfied the other terms and conditions set forth herein and in the Severance Plan, the COMPANY agrees to pay to EMPLOYEE the gross amount of Two Hundred Forty Seven

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Thousand and 00/100 Dollar ($247,000.00), less appropriate tax withholdings.
Payment shall be made in approximately equal installments on regular Company paydays and shall begin on the first payday occurring at least 20 days following the date of EMPLOYEE's execution of this Agreement. EMPLOYEE agrees that s/he would not otherwise be entitled to this payment except for his or her execution of this Agreement.

3.   SEPARATION BENEFITS.

     A. If EMPLOYEE currently has group health coverage with the COMPANY and elects to continue such coverage under COBRA or under the Pliant Corporation Coverage Provisions after the Separation Date, the COMPANY agrees to pay or waive, as applicable, the premiums and employer administrative fees that otherwise would be charged to EMPLOYEE for the EMPLOYEE, and/or if the spouse and/or the dependent(s) of the EMPLOYEE were insured under one or more group health care insurance plans sponsored by COMPANY on the Separation Date, for EMPLOYEE's spouse and/or dependent(s) during a period of time which shall be referred to as "the Subsidized Coverage Period." The Subsidized Coverage Period shall commence on the Separation Date and end on the earliest of the following:
(i) the end of the ninth calendar month next following the calendar month in which the Participant's employment was terminated; or (ii) the date EMPLOYEE secures or becomes eligible to secure other health coverage by reason of his/her employment, by eligibility for Medicare or the employment of his/her spouse. After the end of the Subsidized Coverage Period and to the extent applicable law so requires, EMPLOYEE may continue his/her health coverage entirely at his/her own expense for the remainder of the COBRA period, an additional nine (9) months, pursuant to COBRA. Under no circumstances shall the COMPANY'S obligations under COBRA be extended or prolonged by reason of the provisions of this

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Paragraph. EMPLOYEE acknowledges and agrees that the benefits herein supersede, replace and are in lieu of any other separation, severance or other benefits to which you might otherwise be entitled under any policy, other plan or practice of COMPANY specifically including, but not limited to, the Pliant Corporation Severance Pay Policy dated December 1, 1997, as revised March 8, 2001.

     B. The COMPANY also agrees to continue the group term life insurance provided by the COMPANY to EMPLOYEE during the lesser of: (i) nine months from and after the Separation Date; or (ii) the date EMPLOYEE is eligible for group term life insurance coverage by reason of employment. Except as set forth in this Agreement, participation by EMPLOYEE in all fringe or other separation, pension, retirement or insurance plans, policies, practices or agreements which the COMPANY may from time to time make available to its employees shall cease as of the Separation Date.

4.   ACCRUED RETIREMENT BENEFITS.

     (NOTE: You will be entitled to your accrued retirement benefits, if any, whether or not you execute this Agreement.)

     A. If EMPLOYEE is a participant in the COMPANY's Pension Plan (the "Pension Plan"), then the value of EMPLOYEE's vested account balance in the Pension Plan, if any, shall be determined in accordance with the terms and provisions of said Plan. In no event shall there be any contribution to the Pension Plan attributable to any payments made under this Agreement.

     B. If EMPLOYEE is a participant in the COMPANY's Salary Deferral Plan (401(k) Plan) (the "Salary Deferral Plan"), then the value of EMPLOYEE's account balance in the Salary Deferral Plan shall be determined in accordance with the

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applicable provisions of the Salary Deferral Plan and shall be paid to EMPLOYEE as s/he may elect in accordance with such terms and provisions. In no event shall there be any contribution to the Salary Deferral Plan attributable to any payments made under this Agreement.

     5. RETURN OF PROPERTY. EMPLOYEE represents that s/he has returned or, within five days of executing this Agreement, agrees s/he will return to the COMPANY any and all property of the COMPANY, its related companies of affiliates. Said property includes, but is not limited to, any and all financial records and data; automobile; credit cards; keys; product lists and data; contracts; personnel information; project development information; written proposals and studies; and proprietary software developed by or for the benefit and use of the COMPANY.

     6. CONFIDENTIAL BUSINESS INFORMATION. EMPLOYEE shall not at any time use or disclose any trade secrets or other confidential information of the COMPANY, its related companies or affiliates. "Confidential information" means information not generally known outside the COMPANY, its related companies or affiliates relating to their finances, methods or manner of doing business, pricing, products, customers, personnel policies or information, planning, processes or other similar matters. The covenants and agreements contained in this Paragraph 6 are in addition to, and not in place of, those contained in any Employee Assignment of Inventions and Confidentiality Agreement that may have been executed by EMPLOYEE.

     7. FUTURE CONDUCT/BREACH. EMPLOYEE agrees that s/he shall not at any time engage in any form of conduct, or make any statements or representations, that disparage or otherwise impair the reputation, goodwill or commercial interest of the COMPANY, its management, directors, shareholders, related companies or affiliates.

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EMPLOYEE acknowledges and agrees that if s/he breaches any terms of this
Agreement or the Severance Plan, s/he shall immediately forfeit any further severance benefits provided under this Agreement and the Severance Plan and shall be required to repay to or reimburse COMPANY for any severance benefits received by EMPLOYEE prior to the breach.

     8. CONFIDENTIALITY OF AGREEMENT. EMPLOYEE agrees to keep the terms and conditions of this Agreement and any communications or negotiations regarding this Agreement confidential. EMPLOYEE agrees not to discuss this Agreement, its terms and conditions, or any matter relating to it with anyone except his/her attorney, financial advisor, or immediate family members, provided however, that these individuals also agree to keep these matters confidential.

     9. COOPERATION. EMPLOYEE agrees to make himself or herself reasonably available to the COMPANY to respond to requests by the COMPANY for information pertaining to or relating to the COMPANY, any entity related to the COMPANY, or any of its (their) agents, officers, directors or employees which may be within the knowledge of EMPLOYEE. EMPLOYEE will cooperate fully with the COMPANY in connection with any and all existing or future depositions, litigation, or investigations brought by or against the COMPANY, any entity related to the COMPANY, or any of its (their) agents, officers, directors or employees, whether administrative, civil or criminal in nature, in which and to the extent the COMPANY deems EMPLOYEE's cooperation necessary. In the event that EMPLOYEE is subpoenaed in connection with any litigation or investigation, EMPLOYEE will immediately notify the COMPANY. COMPANY will reimburse EMPLOYEE for all reasonable expenses associated with EMPLOYEE's cooperation, provided EMPLOYEE promptly submits such expenses, along with back up documentation to COMPANY. Additionally, if COMPANY


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requests EMPLOYEE's cooperation at any time following the first anniversary of the Separation Date, for every hour reasonably associated with EMPLOYEE's cooperation efforts COMPANY shall remit to EMPLOYEE payment in the amount equivalent to EMPLOYEE's most recent hourly pay during EMPLOYEE's employment with COMPANY. EMPLOYEE shall be responsible for all taxes associated with said hourly cooperation payment.

     10. IRREPARABLE HARM. EMPLOYEE acknowledges that: (A) his or her compliance with this Agreement is necessary to preserve and protect the proprietary rights, confidential information and goodwill of the COMPANY as a going concern; (B) any failure by him or her to comply with the provisions of this Agreement shall result in irreparable and continuing injury to the COMPANY for which there will be no adequate remedy at law; and (C) in the event that s/he should fail to comply with the provisions of this Agreement, the COMPANY shall be entitled, in addition to such other relief as may be proper, to all types of equitable relief (including, but not limited to, the issuance of an injunction or temporary restraining order) as may be necessary to cause him or her to comply with this Agreement or make the COMPANY whole.

     11. REPRESENTATION ABOUT OTHER CLAIMS. EMPLOYEE represents that s/he has not filed any claims, complaints, charges, or lawsuits against the COMPANY, its employees, or agents or any affiliate with any governmental agency or any state or federal court, and that EMPLOYEE will not do so at any time hereafter for any matter, claim, or incident, known or unknown, that occurred or arose out of occurrences on or prior to the date of EMPLOYEE's execution of this Agreement.

     12. RELEASE. EMPLOYEE, with the intention of binding himself or herself, his or her heirs, executors, administrators and assigns and to the fullest extent permitted under


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applicable law, does hereby release and forever discharge the COMPANY and all of its parents, related companies, affiliates and joint ventures; all predecessors of and successors to all such entities; and all of the administrators, agents, officers, directors, partners, employees (including leased, temporary and regular), joint venturers, shareholders, representatives, assigns and attorneys of and from all manner of liability, claims, damages, actions, cause or causes of action, suits, debts, agreements, promises, charges, claims and demands, whatsoever, in law or in equity, that EMPLOYEE now has or may have, both known and unknown, arising out of his or her employment with the COMPANY or his or her termination from the COMPANY. This includes, but is not limited to, any claims under the Employee Retirement Income Security Act, Title VII of the Civil Rights Act of 1964, the Post-Civil War Civil Rights Act (42 USCA (S)(S) 1981-88), the Civil Rights Act of 1991, the Americans With Disabilities Act, the Family and Medical Leave Act of 1993, the Equal Pay Act of 1963, Executive Order 11246, the Rehabilitation Act of 1973, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Worker Adjustment and Retraining Notification Act, the Contract Work Hours and Safety Standards Act, the Walsh-Healy Act, the Age Discrimination in Employment Act, the Older Workers' Benefit Protection Act, the Fair Labor Standards Act, and all comparable state and municipal laws, all as amended, any regulations under such authorities, and any other applicable statutory contract, tort, or common law theories, or any other local, state or federal law relating to employment discrimination or harassment.

     EMPLOYEE understands and agrees that the release set forth herein does not in any way affect the rights of either party to take whatever steps may be necessary to enforce the terms of this AGREEMENT or to obtain appropriate relief in the event of any breach of the terms of this AGREEMENT.


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     13. SCOPE OF RELEASE. This release shall not affect any vested rights
EMPLOYEE may have under any health insurance plans or any stock or retirement plans maintained by COMPANY or any claims that arise after the date EMPLOYEE signs this Agreement.

     Notwithstanding the foregoing, for purposes of implementing a full and complete release and discharge, EMPLOYEE expressly acknowledges (i) that the release of claims provided for in this Agreement is intended to include in its effect, without limitation, all claims that EMPLOYEE does not know or suspect to exist in his or her favor at the time of execution and (ii) that this Agreement contemplates the extinguishing of any such claim or claims.

     14. ENTIRE AGREEMENT. The COMPANY and EMPLOYEE each represent and warrant that no promise or inducement has been offered or made except as herein set forth and that the consideration stated herein is the sole consideration for this Agreement. This Agreement and any Employee Assignment of Inventions and Confidentiality Agreement that may have been executed by EMPLOYEE are the complete agreements between the parties and state fully all agreements, understandings, promises and commitments as between the COMPANY and EMPLOYEE and as to the termination of their employment relationship. This Agreement shall be construed and enforced in accordance with the laws of the State of Illinois, without giving effect to its conflicts of laws provisions. This Agreement may be amended, modified, superseded, or cancelled and its terms or covenants may be waived, only by a written instrument executed by both parties hereto, or, in the case of a waiver, by the party waiving compliance.

     15. NO TRANSFER. EMPLOYEE represents and warrants that s/he has not sold, assigned, transferred, conveyed or otherwise disposed of to any third-party, by operation of


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law or otherwise, any action, cause of action, suit, debt, obligation, account, contract, agreement, covenant, guarantee, controversy, judgment, damage, claim, counterclaim, liability or demand of any nature whatsoever relating to any matter covered by this Agreement.

     16. SEVERABILITY. If any provision of this Agreement shall be found by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, then such provision shall be deemed modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law. However, if the release contained in Paragraph 12 is deemed for any reason to be invalid or unenforceable, EMPLOYEE shall promptly execute such documents as may be presented to him or her by the COMPANY and as may be necessary to make the release valid and enforceable or will repay promptly the value of the separation benefits provided in Paragraph 2.

     17. REVIEW AND ADVICE. EMPLOYEE acknowledges that s/he has been advised in writing to consult an attorney before signing this Agreement. EMPLOYEE represents and warrants that s/he has read this Agreement; has been given a period of forty-five (45) days to consider the Agreement; understands its meaning and application; and is signing of his or her own free will with the intent of being bound by it. If EMPLOYEE elects to sign this AGREEMENT prior to the expiration of forty-five (45) days, EMPLOYEE will have done so voluntarily and knowingly. For additional information about certain conditions that are required by law with respect to EMPLOYEE's valid release of claims, please refer to the attached Notice to Participants (Attachment A), and any exhibits.


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     18. REVOCATION. Anything in this Agreement to the contrary notwithstanding, the parties acknowledge that at any time within seven (7) days of the date on which EMPLOYEE executes this Agreement, EMPLOYEE may revoke and rescind this Agreement. If EMPLOYEE elects to revoke and rescind this Agreement within the time period specified, EMPLOYEE shall not be entitled to receive the special benefits offered herein and:

     (a) EMPLOYEE shall give written notice of revocation and rescission to Pliant Corporation, Human Resources, 1475 Woodfield Road, Schaumburg, Illinois 60173, Attn: Larry E. Shepler, Vice President;

     (b) This Agreement shall be revoked and rescinded upon receipt by Pliant of that notice;

     (c) All rights, duties, and obligations of the parties under this Agreement shall, upon revocation and rescission, become null and void and of no further force and effect; and

     (d) Any payments or benefits conferred upon EMPLOYEE under this Agreement prior to the date of revocation and rescission shall promptly be repaid by EMPLOYEE.

     Unless EMPLOYEE revokes this Agreement, it will be effective on the eighth
(8th) day after EMPLOYEE has signed it and only then will EMPLOYEE be entitled to the benefits offered herein.

     IN WITNESS WHEREOF, the undersigned have executed this Separation Agreement and General Release consisting of eleven (11) pages.




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EMPLOYEE                               PLIANT CORPORATION

/s/ Elise H. Scroggs                   /s/ Len Azzaro
---------------------------------      -----------------------------------------
Employee Signature                     Signature of Corporate Representative

Elise H. Scroggs                       President Flexible Packaging
---------------------------------      -----------------------------------------
Employee Printed Name                  Title of Representative

Dated: 8/27/03                         Dated: 8/27/03


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